Exhibit 10.2

Name:	[•]
Number of Target PSUs subject to Award:	[•]
Date of Grant:	[•]
Nuance Communications, Inc.
2020 Stock Incentive Plan
Performance-Based Restricted Stock Unit Award Agreement
This agreement, including any appendix, exhibit and/or addendum hereto (collectively, this “Agreement”), evidences an award (the “Award”) of performance-based restricted stock units granted by Nuance Communications, Inc., a Delaware corporation (the “Company”), to the individual named above (the “Participant”), pursuant to and subject to the terms of the Nuance Communications, Inc. 2020 Stock Incentive Plan (as from time to time amended and in effect, the “Plan”). Except as otherwise defined herein, all capitalized terms used herein have the same meaning as in the Plan.

1.
Grant of Performance-Based Restricted Stock Unit Award. The Company grants to the Participant on the date set forth above (the “Date of Grant”) an Award consisting of a target number of performance-based restricted stock units (the “Target Award” and such performance-based restricted stock units, the “PSUs”) set forth above giving the Participant the conditional right to receive, without payment and pursuant to and subject to the terms and conditions set forth in this Agreement and in the Plan, one share of Stock (a “Share”) with respect to each PSU forming part of the Award, subject to adjustment pursuant to Section 8 of the Plan in respect of transactions occurring after the date hereof. The percentage of the Target Award that may be earned by the Participant will be determined in accordance with Exhibit A hereto.

2.Earning; Vesting; Cessation of Employment; Leaves of Absence.
(a)Earned PSUs. The PSUs shall become “Earned PSUs” following the end of the Performance Period (as such term is defined in Exhibit A hereto) to the extent earned in accordance with the performance objectives set forth on Exhibit A (the “Performance Objectives”), based on the Administrator’s determination, in its sole discretion, of the level of achievement of the applicable performance objectives.
(b)Vesting. Unless earlier terminated, forfeited, relinquished or expired, the Earned PSUs will vest in full on the Vesting Date (as such term is defined in Exhibit A hereto), subject to the Participant remaining in continuous Employment through such date except as described in Exhibit A attached hereto.
(c)Cessation of Employment. Except as described in Exhibit A attached hereto, automatically and immediately upon the cessation of the Participant’s Employment any then unvested PSUs, whether or not then Earned PSUs, and, if such termination is for Cause or occurs in circumstances that in the determination of the Administrator would have constituted grounds for the Participant’s Employment to be terminated for Cause (in each case, without regard to the lapsing of any required notice or cure periods in connection therewith), any vested PSUs, including any vested Earned PSUs, will also terminate and be forfeited for no consideration.
3.Delivery of Shares. Subject to Section 4 below, the Company shall, as soon as practicable upon the vesting of any Earned PSUs subject to this Award (but in no event later than thirty (30) days following the date on which such Earned PSUs vest), effect delivery of the Shares with respect to such vested Earned PSUs to the Participant (or, in the event of the Participant’s death, to the Participant’s designated beneficiary or, if none, to the person to whom the Award has passed by will or the laws of descent and distribution). No Shares will be delivered pursuant to this Award unless and until all legal requirements applicable to the issuance or transfer of such Shares have been complied with to the satisfaction of the Administrator.
4.Forfeiture; Recovery of Compensation. The Administrator may cancel, rescind, withhold or otherwise limit or restrict this Award at any time if the Participant is not in compliance with all applicable provisions of this Agreement and the Plan. By accepting, or being deemed to have accepted, this Award, the Participant expressly acknowledges and agrees that his or her rights, and those of any permitted transferee of this Award, under this Award, including the right to any Shares acquired under this Award or proceeds from the disposition thereof, are subject to Section 6(a)(5) of the Plan (including any successor provision). The Participant further agrees to be bound by the terms of any clawback or recoupment policy of the Company that applies to incentive compensation that includes Awards such as the PSUs.
5.Dividends; Other Rights. This Award may not be interpreted to bestow upon the Participant any equity interest or ownership in the Company or any subsidiary prior to the date on which the Company delivers Shares to the Participant. The Participant is not entitled to vote any Shares by reason of the granting of this Award or to receive or be credited with any dividends declared and payable on any Share prior to the date on which any such Share is delivered to the Participant hereunder. The Participant will have the rights of a shareholder only as to those Shares, if any, that are actually delivered under this Award.
6.Nontransferability. This Award may not be transferred except as expressly permitted under Section 6(a)(3) of the Plan.
7.Taxes.
(a)Responsibility for Taxes. The Participant acknowledges that, regardless of any action taken by the Company or, if the Participant’s employer is not the Company, the Participant’s employer (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account and other tax-related items and withholdings related to the Participant’s participation in the Plan and any Award granted thereunder (collectively, “Tax-Related Items”) is and remains the Participant’s responsibility and may exceed the amount (if any) withheld by the Company or the Employer. The Participant further acknowledges that Company and the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the PSUs, including, but not limited to, the grant, vesting or settlement of the PSUs, the delivery of Shares, the subsequent sale of any Shares acquired in respect of the PSUs or the receipt of any dividends, if applicable; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the PSUs to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
(b)Withholding. Prior to the relevant taxable or withholding event, as applicable, the Participant agrees to make arrangements satisfactory to the Company to satisfy all Tax-Related Items. In this regard, the Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy their withholding obligations with regard to all Tax-Related Items by one or a combination of the following: (i) withholding from the Participant’s wages or other compensation payable to the Participant by the Company and/or the Employer; (ii) requiring the Participant to tender a payment in cash in an amount equal to the Tax-Related Items to the Company and/or the Employer; (iii) withholding from the proceeds from the sale of Shares acquired upon settlement of the PSUs, either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization without further consent); (iv) withholding Shares to be issued upon settlement of the PSUs; and/or (v) any other method determined by the Company and permitted under applicable laws.
Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including applicable maximum rates in the Participant’s jurisdiction, in which case the Participant may receive a refund of any over-withheld amount in cash and will not be entitled to the equivalent amount in Shares. If the obligation for Tax-Related Items is satisfied by withholding Shares, for tax purposes, the Participant will be deemed to have been issued the full number of Shares subject to the vested PSUs, notwithstanding that Shares were held back solely for the purpose of satisfying the Tax-Related Items. The Company may refuse to deliver the Shares or the proceeds from the sale of the Shares if the Participant fails to comply with the Participant’s obligations in connection with the Tax-Related Items as described in this Section 7(b).
(c)Section 409A. Subject to Section 12(b) of the Plan, this Award is intended to be exempt from Section 409A as a short-term deferral thereunder and shall be construed and administered in accordance with that intent.
8.Effect on Employment. Neither the grant of this Award, nor the issuance of Shares upon the vesting of this Award, will give the Participant any right to be retained in the employ or service of the Company or any of its subsidiaries, affect the right of the Company or any of its subsidiaries to discharge the Participant at any time, or affect any right of the Participant to terminate his or her Employment at any time.
9.Provisions of the Plan. This Agreement is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference. A copy of the Plan as in effect on the Date of Grant has been made available to the Participant. By accepting this Award, the Participant agrees to be bound by the terms of the Plan and this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan will control.
10.Non-U.S. and Country-Specific Provisions. The PSUs and any Shares subject to the PSUs shall be subject to any special terms and conditions set forth in Exhibit B attached hereto. Moreover, if the Participant relocates to one of the countries included in Exhibit B, the special terms and conditions for such country will apply to the Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative purposes. Exhibit B constitutes part of this Agreement.
11.Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the PSUs and on any Shares subject to the PSUs, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
12.Acknowledgments. The Participant acknowledges and agrees that (i) this Agreement may be executed in two or more counterparts, each of which will be an original and all of which together will constitute one and the same instrument; (ii) this Agreement may be executed and exchanged using facsimile, portable document format (PDF) or electronic signature, which, in each case, will constitute an original signature for all purposes hereunder; and (iii) such signature by the Company will be binding against the Company and will create a legally binding agreement when this Agreement is countersigned by the Participant.
[Signature page follows.]
The Company, by its duly authorized officer, and the Participant have executed this Agreement as of the date first set forth above.
NUANCE COMMUNICATIONS, INC.

By: ______________________________
Name: ___________________________
Title: ______________________________
Agreed and Accepted:
By_______________________________
[•]
Exhibit A
Vesting Schedule
This Exhibit A describes the terms and conditions upon which the PSUs will become Earned PSUs.
1.Definitions. All capitalized terms used in this Exhibit A, unless separately defined, have the meanings set forth in the Performance-Based Restricted Stock Unit Award Agreement to which this Exhibit A is attached. The terms set forth below, as used in this Exhibit A, shall have the following meanings:

a.	“Performance Period” shall mean [ ].

b.	“Vesting Date” shall mean [ ].
2.    Earning of the PSUs. [ ] Performance objectives to be described here.
3.    Death. Notwithstanding anything to the contrary in the Agreement or this Exhibit A, in the event of a termination of the Participant’s Employment due to his or her death, (i) all PSUs that have become Earned PSUs prior to such termination of employment shall vest in full as of immediately prior to such termination of Employment, and (ii) all other PSUs that are then outstanding shall become Earned PSUs assuming achievement of target levels of performance and shall vest in full as of immediately prior to such termination of Employment.